EXHIBIT 5.1

STRADLING YOCCA CARLSON & RAUTH, P.C. 660 NEWPORT CENTER DRIVE, SUITE 1600 NEWPORT BEACH, CA 92660-6422 SYCR.COM	NEWPORT BEACH 949.725.4000 SACRAMENTO 916.449.2350 SAN DIEGO 858.926.3000	SAN FRANCISCO 415.283.2240 SANTA BARBARA 805.730.6800 SANTA MONICA 424.214.7000

November 21, 2012

Powerwave Technologies, Inc.

1801 E. St. Andrew Place

Santa Ana, California 92705

Re:	Powerwave Technologies, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-3 (the “Registration Statement”) to be filed by Powerwave Technologies, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 3,750,000 shares (the “Shares”) of the Company’s Common Stock, $0.0001 par value, issuable upon the exercise of certain warrants (the “Warrants”) held by, or to be issued, upon the satisfaction of certain conditions, to, the Selling Stockholder named in the Registration Statement (the “Selling Stockholder”). The Shares may be offered for resale from time to time by and for the account of the Selling Stockholder.

We have examined such corporate records, certificates and other documents and such questions of law as we have considered necessary and appropriate for the purposes of this opinion.

Based on such examination, and in reliance thereon, we advise you that, in our opinion, the Shares, when issued and paid for in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable.

The foregoing opinion herein is expressed solely with respect to the federal laws of the United States, the General Corporation Law of the State of Delaware and the laws of the state of California as in effect on the date hereof.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including any amendments thereto.

Very truly yours,

STRADLING YOCCA CARLSON & RAUTH

/s/ Stradling Yocca Carlson & Rauth